EXHIBIT 10.1.0

Executed Version

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made as of the 17th day of October, 2025, by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (“CPS”) as seller (in such capacity, (the “Seller”), having its chief executive office at 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169 , and PAGE ELEVEN FUNDING LLC, a Delaware limited liability company (the “Purchaser”), as purchaser, having its chief executive office at 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169.

WHEREAS, the Seller is the owner of the Receivables (as defined below); and

WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Seller agrees to sell to the Purchaser and the Purchaser agrees to buy from the Seller the Receivables.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

Article I

Definitions

Section 1.1 Definitions.

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined). Any capitalized term used herein but not otherwise defined herein shall have the meaning ascribed to it in the Loan and Security Agreement:

“Administrative Agent” shall mean Capital One, National Association. “Agreement” shall have the meaning set forth in the preamble.

“Effective Time” shall mean, with respect to the sale of any Receivable pursuant to this Agreement, the time at which the Purchaser pays to or for the account of Seller, the Purchase Price of such Receivable, including the Closing Date and any Addition Date.

“Loan and Security Agreement” shall mean that certain Loan and Security Agreement, dated as of the date hereof, by and among Purchaser, as the borrower (“Borrower”), CPS, as servicer (in such capacity, “Servicer”), and as Seller, Computershare Trust Company, N.A. as paying agent (“Paying Agent”), backup servicer (“Backup Servicer”) and account bank (“Account Bank”), the lenders and lender group agent from time to time party thereto and Capital One, National Association, as administrative agent (“Administrative Agent”), a bank and a lender group agent..

“Purchase Price” shall mean, with respect to any Receivable and the related Collateral sold by the Seller to the Purchaser pursuant to this Agreement, the outstanding Principal Balance of such Receivable, computed in accordance with the Simple Interest Method, as of the applicable Effective Time.

“Purchaser” shall have the meaning set forth in the preamble.

“Receivable” shall have the meaning set forth in the Loan and Security Agreement.

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“Repurchase Event” shall have the meaning ascribed thereto in Section 6.2.

“Repurchase Amount” means the sum of (i) the outstanding Principal Balance of the related Receivable and (ii) any accrued and unpaid interest to the end of the month of purchase at the APR of the related Receivable. The Repurchase Amount shall include any out-of-pocket expenses of the Servicer which are otherwise reimbursable to the Servicer by the Purchaser under the Loan and Security Agreement.

“Seller” shall have the meaning set forth in the preamble.

“Simple Interest Method” shall mean the method of allocating a fixed level payment of principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

Section 1.2 Interpretation.

In this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument, law, regulation or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, law, regulation or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) references contained in this Agreement to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

Article II

Purchase and Sale of Receivables

Section 2.1 Purchase and Sale of Receivables.

From time to time until the termination of this Agreement, the Seller shall sell and transfer Receivables to the Purchaser, and the Purchaser shall purchase and pay for such Receivables, as follows:

(a)            Selection of Receivables. The Seller shall select Receivables for sale to the Purchaser hereunder in such amounts and at such times as the Seller shall determine in its sole discretion; provided, however, the Seller shall not use any selection procedure that would result in a Material Adverse Effect on the Secured Parties or the Purchaser. The Seller’s selection of any Receivable for sale to the Purchaser shall be conclusively evidenced by the tender of such Receivable pursuant to clause (b) below.

(b)            Tender of Receivables. The Seller shall tender a Receivable for sale to the Purchaser by delivering such Receivable together with all documentation pertaining to such Receivable.

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(c)            Transfer of Receivables. As of the Effective Time with respect to any Receivables, the Seller hereby sells, transfers, assigns, sets-over and otherwise conveys to the Purchaser without recourse, and the Purchaser hereby purchases from the Seller, all of the right, title and interest of the Seller in, to and under the following (collectively, the “Collateral”):

(i)              the Receivables listed in Schedule A to each Assignment executed and delivered by the Seller at the Effective Time (including, without limitation, (A) all Scheduled Payments and other amounts received with respect to the Contracts from the opening of business on the day after the Cut-Off Date and (B) the right to service such Contracts);

(ii)            all monies received under the Receivables on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables on and after the related Cutoff Date;

(iii)          the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Certificates of Title with respect to such Financed Vehicles;

(iv)          all security deposits and other collateral provided by an Obligor as collateral security for its obligation under the related Contract;

(v)            any proceeds from claims on any Insurance Policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

(vi)          all proceeds from recourse against Dealers with respect to the Receivables and all other rights (but none of the obligations) of the Seller arising out of or with respect to the Receivables under any agreements with Dealers;

(vii)         refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

(viii)       all instruments, chattel paper, Certificates of Title and other documents contained in the Custodian Files and Servicing Files relating to the Contracts, together with the Custodian File related to each Receivable and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables for Obligors of the Financed Vehicles;

(ix)          the Data File and the Image File;

(x)            all amounts and property from time to time held in or credited to the Collection Account or Lockbox Account;

(xi)          all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller or the Purchaser pursuant to a liquidation of such Receivable;

(xii)         the proceeds from any Servicer’s errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Receivable, Financed Vehicle or other Collateral;

(xiii)       the right to recover any Cram Down Losses;

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(xiv)       all Service Contracts; and

(xv)         all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(d)            Payment for Receivables. In consideration for the sale of the Receivables and Collateral described in Section 2.1(a) or the related Assignment, the Purchaser shall, at the Effective Time on which Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price in the following manner: (i) cash in an amount equal to the amount of the net proceeds of each Loan received by the Purchaser on such Addition Date and (ii) to the extent the Purchase Price for the related Receivables and Collateral exceeds the aggregate amount of cash described in clause (i), such excess shall be treated as a capital contribution by the Seller to the Purchaser.

(e)             Characterization.

(i)              If, notwithstanding the intention of the parties expressed in clause (c) above, any sale or contribution by the Seller to the Purchaser of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution, or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale and absolute assignment thereof, the Seller hereby grants, transfers and assigns to the Purchaser and its assigns a security interest in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Collateral, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of the Seller hereunder, which security interest shall be prior to all other claims or liens thereto. The Purchaser and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. In connection with the conveyances in clause (c) above and this clause (e), the Seller shall record and file, at its own expense, one or more financing statements with respect to the Receivables now existing and hereafter acquired, meeting the requirements of applicable state law, in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and the other assets listed in clause (c) above and this clause (e) and the proceeds thereof to the Purchaser (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings to the Purchaser and the Administrative Agent, as soon as is practicable after receipt by the Seller thereof.

(ii)            The Purchaser will acquire the Collateral at the Effective Time on a servicing-released basis. Consistent with the foregoing, as between the parties to this Agreement, following the Closing, CPS, as Servicer shall have the sole right to service, administer and collect the Receivables and the Collateral and to assign and/or delegate such right to any Person and, except as specifically set forth herein, the Seller or any of its respective Affiliates shall have no obligation to service, administer or collect the Receivables and the Collateral after the Effective Time.

(iii)          Except for its obligations specifically assumed hereunder, the Purchaser shall have no obligation or liability under any agreement included in the Collateral. No obligation or liability other than such specifically assumed obligations is intended to be assumed by the Purchaser hereunder, and any such assumption is expressly disclaimed.

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Article III

Representations and Warranties

Section 3.1 Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Seller as of the date hereof:

(a)             Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited liability company solely under the laws of the state of Delaware and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and pledge the Receivables and the Collateral and to enter into and perform its other obligations under this Agreement and each other Transaction Document to which it is a party.

(b)            Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, (i) the purchase of Receivables from the Seller and (ii) the performance of its other obligations under this Agreement and each other Transaction Document) shall require such qualifications.

(c)             Power and Authority. The Purchaser has the power (limited liability company and other) and authority, and has all material government licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Purchaser is a party have been duly authorized by the Purchaser by all necessary action.

(d)            Valid Sale; Binding Obligations. This Agreement effects a valid sale of the Receivables and Collateral, enforceable against the Seller and creditors of and purchasers from the Seller enforceable against the Purchaser and creditors of and purchasers from the Purchaser, and this Agreement and the other Transaction Documents to which the Purchaser is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)             No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Formation Documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule, regulation, ordinance or directive of any Governmental Authority applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(f)              No Proceedings. There are no proceedings or investigations pending or, to the Purchaser’s knowledge after due inquiry, threatened against the Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties (A) asserting the invalidity of this Agreement, any Loan or any of the Transaction Documents, (B) seeking to prevent the making of any Loan or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents or otherwise have a Material Adverse Effect in respect of the Receivables or the business, operations, financial condition, properties, assets or prospects of Purchaser or (D) relating to the Purchaser or the Collateral and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Loans.

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(g)             No Consents. The Purchaser is not required to obtain the consent of any other Person and no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for conduct of the Purchaser’s business, the making of the Loans or the consummation of the other transactions contemplated by this Agreement and the other Transaction Documents, except such as have been duly made or obtained or as may be required by the Transaction Documents.

(h)             Tax Returns. The Purchaser has filed all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Purchaser in connection with consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Purchaser is a party have been paid or shall have been paid at or prior to the Effective Time.

(i)               Other Obligations. The Purchaser is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Transaction Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound the result of which would have a Material Adverse Effect.

(j)               Legal Counsel, etc. The Purchaser consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, the Purchaser is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting, regulatory or any other matters.

(k)             No Default. The Purchaser is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Transaction Documents, that either individually or in the aggregate, (A) would result in any impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted or (B) would result in a Material Adverse Effect.

(l)              ERISA. The Purchaser does not maintain any Plans, and the Purchaser agrees to notify the Administrative Agent in advance of forming any Plans. Neither the Purchaser nor any Affiliate of the Purchaser (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. The Purchaser will give notice to the Administrative Agent and each Lender if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Purchaser or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Purchaser is not an employer under any Multiemployer Plan.

(m)          Compliance with Laws. The Purchaser has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(n)            No Other Business. Since its inception, the Purchaser has conducted no business or any other activity other than as contemplated by this Agreement and the other Transaction Documents.

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Section 3.2 Representations and Warranties of the Seller.

(a)       The Seller hereby represents and warrants to the Purchaser as of the date hereof:

(i)              Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation solely under the laws of the State of California and is in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and Collateral transferred to the Purchaser and to perform its other obligations under this Agreement or any other Transaction Documents to which it is a party.

(ii)            Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the origination or purchase of motor vehicle retail installment sale contracts or installment promissory note and security agreements, the sale of the Receivables to the Purchaser hereunder, the servicing of the Receivables as required by this Agreement, and its other obligations hereunder and under the other Transaction Documents) requires or shall require such qualification except where the failure to so qualify or obtain such licenses or consents would not result in a Material Adverse Effect.

(iii)          Power and Authority. The Seller has the power (corporate and other) and authority, and has all material government licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and Collateral to be sold and assigned to and deposited with the Purchaser by it and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(iv)          Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and Collateral to the Purchaser, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Transaction Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited, by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v)            No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule, regulation, ordinance or directive of any Governmental Authority applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(vi)          No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the making of the Loans or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or otherwise have a Material Adverse Effect in respect of the Seller or (D) relating to the Seller or the Receivables or the Collateral and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Loans.

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(vii)         No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the conduct of the Seller’s business, the making of the Loans or the consummation of the other transactions contemplated by this Agreement and the Transaction Documents, except such as have been duly made or obtained.

(viii)       Financial Condition. The Seller is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Transaction Documents to give any preference to any creditor or class of creditors, and such transactions will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

(ix)          Fraudulent Conveyance. The Seller is not selling the Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables to the Purchaser.

(x)            Tax Returns. The Seller has filed all material federal and state tax returns that are required to be filed and paid all material taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). Any taxes, fees and other governmental charges payable by the Seller in connection with consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Seller is a party have been paid or shall have been paid as of the Effective Time.

(xi)          Legal Counsel, etc. Seller consulted with its own legal counsel and Independent Accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

(xii)         No Default. The Seller is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Transaction Documents, except as reflected on Schedule C hereto, that either individually or in the aggregate, (A) would result in in any impairment of the right or ability of the Seller to carry on its business substantially as now conducted or (B) would result in a Material Adverse Effect.

(xiii)       Other Obligations. The Seller is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Transaction Documents to which it is a party or in any agreement or instrument to which it is a party or by which it is bound the result of which would have a Material Adverse Effect.

(xiv)        ERISA. The Seller does not maintain any Plans (other than its defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), and the Seller agrees to notify the Administrative Agent in advance of forming any Plans. Neither the Seller nor any Affiliate of the Seller (other than MFN under the MFN Financial Corporation Pension Plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. The Seller will give notice to the Administrative Agent and each Lender if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Seller or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Seller is not an employer under any Multiemployer Plan.

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(xv)         Compliance With Laws. The Seller has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(b)       The Seller makes the following representations and warranties as to each Receivable on which the Purchaser relies in purchasing the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, and as of the Effective Time with respect to each Receivable, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser:

(xvi)                           Characteristics of Receivables. Each Receivable constitutes an Eligible Receivable and is:

(a)       is evidenced either by (i) a retail installment sale contract or (ii) an installment promissory note and security agreement;

(b)      if such Receivable is evidenced by a retail installment sale contract, has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and without any fraud or misrepresentation on the part of such Dealer, the Seller or the related Obligor, such Dealer had all necessary licenses and permits to originate such Receivables in the state where such Dealer was located, has been fully and properly executed by the parties thereto, has been purchased by the Seller directly from such Dealer pursuant to a Dealer Agreement in connection with the sale of Financed Vehicles by such Dealer and has been validly assigned without any intervening assignments by such Dealer to the Seller in accordance with its terms;

(c)       if such Receivable is a Consumer Lender Receivable, such Receivable was originated by a Consumer Lender in accordance with underwriting policies with respect to the underwriting of automobile receivables identical, in all material respects, to the Contract Purchase Guidelines;

(d)      has created a valid, subsisting, and enforceable first priority perfected security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Borrower, and by the Borrower to the Administrative Agent for the benefit of the Secured Parties, provided, that in the case of Consumer Lender Receivables, CPS is actively pursuing perfection of the security interest in favor of the Seller in the Financed Vehicle;

(e)       contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security including without limitation a right of repossession following a default;

(f)       provides for level weekly, bi-weekly, semi-monthly or monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment but in no event shall exceed three times such level payment) and yields interest at the Annual Percentage Rate;

(g)      provides, in the case of prepayment, for the full payment of the Principal Balance thereof plus Accrued Interest through the date of prepayment based on the APR of the Receivable;

(h)      is denominated in U.S. dollars; and

(i)        contains no obligation to lend more money to the related Obligor in the future.

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(xvii)     Schedule of Receivables. The information with respect to the Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to any Lender have been utilized in selecting the Receivables to be sold hereunder and thereunder.

(xviii)    Compliance with Law. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the Receivable was originated or made and at the execution of the applicable Assignment complies in all material respects with all requirements of applicable Federal, State, and local laws, including, without limitation, Consumer Laws. Each Receivable has been serviced in compliance with all applicable requirements of law.

(xix)       No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(xx)         No Fleet Sales. None of the Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five Financed Vehicles).

(xxi)       Security Interest in Financed Vehicle. Except with respect to Consumer Lender Receivables until the Perfection Date, immediately subsequent to the sale, assignment and transfer thereof to the Purchaser, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party which security interest has been validly assigned to the Purchaser and subsequently validly pledged to the Administrative Agent for the benefit of the Secured Parties, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics’ liens which may arise after the Effective Time as a result of an Obligor’s failure to pay its obligations, as applicable.

(xxii)     Receivables in Force. No Receivable has been satisfied,
subordinated or rescinded, nor has any related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

(xxiii)    No Waiver. Except as permitted under clause (x) below and Section 7.3(b) of the Loan and Servicing Agreement, no provision of a Receivable has been waived, altered or modified in any respect since its origination.

(xxiv)    No Amendments. Except as permitted under the Loan and Security Agreement, no Receivable has been amended, modified, waived or refinanced except as such Receivable may have been amended in accordance with the Servicing Guidelines.

(xxv)      No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(xxvi)    No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle financed under a Receivable that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable and (b) there is no lien against the Financed Vehicle financed under a Receivable for delinquent taxes.

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(xxvii) No Default; Repossession. Except for payment delinquencies described in (xix) of Schedule B of the Loan and Sale Agreement no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 7.3(b) of the Loan and Security Agreement) and no Financed Vehicle financed under a Receivable shall have been repossessed.

(xxviii)Insurance; Other. (A) Each Obligor under the Receivables has obtained an insurance policy covering the Financed Vehicle as of the execution of such Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and the Seller and its successors and assigns are named the loss payee or an additional insured of such insurance policy, such insurance policy is in an amount at least equal to the lesser of (i) the Financed Vehicle’s actual cash value or (ii) the remaining Principal Balance of the Receivable, and each Receivable requires the Obligor to obtain and maintain such insurance naming the Seller and its respective successors and assigns as loss payee or an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the Seller as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract. As of the related Cutoff Date, no Financed Vehicle is or had previously been insured under a policy of forced-placed insurance.

(xxix) Title. It is the intention of the Seller that each transfer and assignment herein contemplated constitutes a sale of the Receivables and the related Collateral from the Seller to the Purchaser and that the beneficial interest in and title to such Receivables and related Collateral not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Except with respect to Consumer Lender Receivables until the Perfection Date, no Receivable or related Collateral has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser and by the Purchaser to any Person other than the Administrative Agent. Except with respect to Consumer Lender Receivables until the Perfection Date, immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and related Collateral and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser and the Purchaser shall have good and marketable title to the Receivables and Collateral and shall be the sole owner thereof, free and clear of all Liens and, immediately upon the pledge thereof to the Administrative Agent under the Loan and Security Agreement, the Administrative Agent for the benefit of the Secured Parties shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and each such transfer and pledge has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

(xxx)      Lawful Assignment; No Consent Required. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or the pledge of such Receivable under the Loan and Security Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables. For the validity of such sales, transfers, assignments and pledges, no notice to or consent by any Dealer, Obligor or any other Person is required under any agreement or applicable law.

(xxxi)    All Filings Made. All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give: (a) the Purchaser a first priority, perfected security interest (within the meaning of the UCC) in the Receivables and Collateral, including, without limitation, the proceeds of the Receivables (to the extent that the Purchaser can obtain such first priority perfected security interest pursuant to one or more filings), and (b) the Administrative Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral.

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(xxxii)  Custodian File; One Original. The Seller has delivered to the Custodian, at the location specified in Schedule B of the Loan and Security Agreement hereto, a complete Custodian File with respect to each such Receivable, and, if such Receivable is ten (10) or more days past its origination date, the Custodian has delivered a Receivable Receipt therefor to the Administrative Agent. There is only one original executed copy or, in the case of Contracts constituting “electronic chattel paper,” a single “authoritative copy” of each electronic record constituting or forming a part of such Contract (in each case within the meaning of the UCC) of each Receivable.

(xxxiii)Chattel Paper. Each Receivable constitutes “tangible chattel paper” or “electronic chattel paper” under the UCC.

(xxxiv) Title Documents. Except with respect to Consumer Lender Receivables until the Perfection Date, the Certificate of Title of the related Financed Vehicle for such Receivable shows, or, if a new or replacement Certificate of Title is being applied for with respect to such Financed Vehicle, the Certificate of Title will be received within 180 days of the origination date and will show, the Seller named as the original secured party under the Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which a Certificate of Title has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Certificate of Title showing the Seller as first lienholder has been applied for, except with respect to Consumer Lender Receivables until the Perfection Date. In the event that the assignment of a Contract to the Purchaser is insufficient, without a notation on the related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the state in which the existing owner of such Financed Vehicle is located or incorporated, as the case may be, to perfect a security interest in the related Financed Vehicle in favor of such owner, the Seller hereby agrees that the designation of the Seller as the secured party on the Certificate of Title is in its capacity as agent of the Purchaser.

(xxxv)   Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby. Each Receivable is not subject to any right of set-off by the Obligor.

(xxxvi) Characteristics of Obligors. As of the date of each Obligor’s application for credit from which the Receivable arises, such Obligor was an Eligible Obligor. Except with respect to any Post-Petition Receivable, during the period from the date of each Obligor’s application for financing of the Financed Vehicle from which the related Receivable arises to the Effective Time, no Obligor is or has been during such period the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding.

(xxxvii)                  Casualty and Impounding. No Financed Vehicle financed under a Receivable has suffered a casualty and the Seller has not received any notice that any Financed Vehicle has been impounded.

(xxxviii)                No Agreement to Lend. The Obligor with respect to each Receivable does not have any option under the Receivable to borrow from any person any funds secured by the Financed Vehicle.

(xxxix) Obligation to Dealers or Others. The Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Receivables (including, but not limited to under dealer reserves) as a result of its purchase of the Receivables.

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(xl)          No Impairment. Neither Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Receivables or otherwise to impair the rights of the Purchaser, the Administrative Agent or any Lender in any Receivable or the proceeds thereof.

(xli)         Receivables Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Purchaser or Seller with respect to such Receivable.

(xlii)       Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in this Agreement; and other than Seller and the Back-up Servicer pursuant to the Transaction Documents, no other person has the right to service the Receivable.

(xliii)     Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and Collateral in favor of the Purchaser, which security interest is prior to all other Liens (other than the Liens of the Administrative Agent under the Loan and Security Agreement) and is enforceable as such as against creditors of and purchasers from the Seller.

(xliv)     Perfection of Security Interest in Receivables and Collateral. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Receivables and Collateral granted to the Purchaser hereunder pursuant to Section 2.1 and the related Assignment.

(xlv)       Perfection of Security Interests in Financed Vehicles. Except with respect to Consumer Lender Receivables until the Perfection Date, the Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Receivables and such security interest has been validly assigned by the Seller to the Purchaser and pledged by the Purchaser to the Administrative Agent for the benefit of the Secured Parties.

(xlvi)     No Other Security Interests – Seller. Other than the security interest granted to the Purchaser pursuant to Section 2.1 and the related Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Collateral, other than such security interests as are released at or before the conveyance thereof. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering any portion of the Receivables and Collateral other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated or released as to the Receivables and Collateral. The Seller is not aware of any judgment or tax lien filings against the Seller or the Purchaser.

(xlvii)    Records. On or prior to the Effective Time, the Seller will have caused its records (including electronic ledgers) relating to each Receivable to be conveyed by it on the Effective Time to be clearly and unambiguously marked to reflect that such Receivable was conveyed by it to the Purchaser and pledged by the Purchaser to the Administrative Agent for the benefit of the Secured Parties.

(xlviii)  Computer Information. The computer tape or other electronic transmission made available by the Seller to the Purchaser at the Effective Time is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in Schedule A to the related Assignment.

(xlix)     Remaining Principal Balance. As of the related Cutoff Date, each Receivable has a remaining Principal Balance of at least $2,000 and the Principal Balance of each Receivable set forth in Schedule A to the related Assignment is true and accurate in all respects.

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(l)              Delivery of Custodian Files. A complete Custodian File (other than, if applicable, a Certificate of Title missing from the related Custodian File as described in the Loan and Security Agreement with respect to each Receivable has been, prior to the Effective Time, delivered to the Custodian at the location listed in Schedule B of the Loan and Security Agreement.

(li)            Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder.

(lii)          Illinois Receivables. (a) The Seller does not own a substantial interest in the business of a Dealer within the meaning of Illinois Sales Finance Agency Act Rules and Regulations, Section 160.230(1) and (b) with respect to each Receivable originated in the State of Illinois, (i) the printed or typed portion of the related Form of Receivable complies with the requirements of 815 ILCS 375/3(b) and (ii) the Seller has not, and for so long as such Receivable is outstanding shall not, place or cause to be placed on the related Financed Vehicle any collateral protection insurance in violation of 815 ILCS 180/10.

(liii)        California Receivables. Each Receivable originated in the State of California has been, and at all times during the term of the Purchase Agreement will be, serviced by the Servicer in compliance with Cal. Civil Code § 2981, et seq.

(liv)         Electronic Chattel Paper. To the extent an Electronic Contract constitutes “electronic chattel paper” within the meaning of Section 9-102 of the UCC, there is only one single Authoritative Copy of each electronic “record” constituting or forming a part of such Electronic Contract that is “electronic chattel paper,” the record or records composing the “electronic chattel paper” are created, stored and assigned in such a manner that (A) a single Authoritative Copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy, (C) the Authoritative Copy has been communicated to and is maintained by the Custodian with an Electronic Vault Provider, (D) the Authoritative Copy does not have any stamps, marks or notations indicating that such Electronic Contract has been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Purchaser or the Administrative Agent other than any such stamps, marks or notations that relate to a pledge, assignment, conveyance or other interest that has been that has been cancelled, terminated or voided, and (E) none of the Seller, the Servicer, the Electronic Vault Provider or any other Person has communicated an Authoritative Copy of any such Electronic Contract to any Person other than the Custodian or the Administrative Agent.

Article IV

Conditions

Section 4.1 Conditions to Obligations of the Purchaser.

The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions.

(a)            Representations and Warranties True. The representation and warranties of the Seller hereunder shall be true and correct at the Effective Time with respect to each Receivable, with the same effect as if then made.

(b)            Documents to be delivered by the Seller.

(i)              Assignment. The Seller shall have executed and delivered an Assignment in the form of Exhibit A with respect to such Receivables and Collateral related thereto.

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(ii)            Evidence of UCC Filing. The Seller shall have filed and recorded, at its own expense, a UCC financing statement or statements in each jurisdiction in which filing is required by applicable law, naming the Seller as debtor, the Purchaser as secured party assignor and the Administrative Agent as secured party assignee, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and other assets from time to time sold, transferred, assigned and conveyed by the Seller to the Purchaser under this Agreement. The Seller shall deliver to the Purchaser and the Administrative Agent a file-stamped copy, or other evidence satisfactory to the Purchaser and the Administrative Agent of such filings.

(iii)          Other Documents. Subject to Section 3.2(b)(xvii), all other documents in the possession of the Seller relating to the Receivables shall have been delivered to the Purchaser.

Section 4.2 Conditions to Obligations of the Seller.

The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects at the Effective Time with the same effect as if then made.

(b)            Receivables Purchase Price. At the Effective Time with respect to each Receivable, the Purchaser shall have delivered to the Seller the Purchase Price of each Receivable, as provided in clause (d) of Article II, above or, the Seller shall have determined to make a capital contribution of such Receivables as provided herein.

Article V

Covenants of the Seller

The Seller agrees with the Purchaser as follows:

Section 5.1 Protection of Right, Title and Interest.

(a)            The Seller shall prepare and file such financing statements and cause to be prepared and filed such continuation statements and any required documentation all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of the Purchaser in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)            The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with clause (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Purchaser and the Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have filed appropriate amendments to all previously filed financing statements or continuation statements prior to such changes.

(c)            The Seller shall give the Purchaser and the Administrative Agent at least sixty (60) days’ prior written notice of any relocation of its chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such amendment prior to any such relocation. The Seller shall at all times maintain its chief executive office within the United States.

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(d)            The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser’s ownership of a Receivable shall be deleted from or modified on the Seller’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

(e)            If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer to any manner whatsoever to any Receivable, the same shall indicate clearly that such Receivable has been sold to and is owned by the Purchaser.

(f)           [Reserved.]

(g)          If required by Applicable Law, after the Effective Time with respect to each Receivable, the Seller shall give such notice as may be required thereby, in form and substance sufficient thereunder and in observance of any timing requirements set forth therein, to the Obligor under such Receivable to the effect that such Receivable has been sold and assigned to the Purchaser.

(h)          The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller’s records regarding any Receivable.

(i)           [Reserved].

(j)           The Seller will not amend, and shall not permit any amendment to any Extended Service Agreement relating to the Financed Vehicles which would adversely affect its ability and right to receive refunds under such contracts.

(k)          With respect to Consumer Lender Receivables, CPS shall obtain first priority perfected security interest in favor of the Seller in the related Financed Vehicle, which security interest shall be validly assigned by the Seller to the Borrower, within 120 days of the Closing Date or any Addition Date.

Section 5.2 Other Liens or Interests.

Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any adverse claim on any interest in the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

Section 5.3 Costs and Expenses.

The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Receivables, and in and to the Financed Vehicles and the Seller shall take, at its expense, any additional action required by the Purchaser or the Administrative Agent in order to protect the Purchaser’s and the Administrative Agent’s (on behalf of the Secured Parties) interests in the Receivables and the Financed Vehicles and, in connection therewith, shall execute and file such financing statements, or amendments thereto, continuation statements, and such other instruments, documents, or notices as may be requested by the Purchaser or the Administrative Agent.

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Section 5.4 Indemnification.

The Seller shall indemnify the Purchaser, the Administrative Agent and each Secured Party under the Loan and Security Agreement for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties or covenants contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

Section 5.5 Sale.

Seller agrees to treat this conveyance for all purposes (except for federal tax and consolidated accounting) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

Section 5.6 Seller’s Receipt of Payments.

Seller agrees that any amounts received by Seller in respect of any of the Receivables after the Effective Time applicable thereto shall be received in trust for the benefit of the Purchaser, shall be segregated from other funds of the Seller and shall immediately be paid over to the Collection Account in the same form as so received (with any necessary endorsement).

Article VI

Miscellaneous Provisions

Section 6.1 Obligation of Seller.

The obligations of the Seller under this Agreement shall not be affected by reason of the invalidity, illegality or irregularity of any Receivable.

Section 6.2 Repurchase Event.

The Seller hereby covenants and agrees with the Purchaser (for the benefit of the Administrative Agent, for the benefit of the Secured Parties, as their respective interests may appear), that the Seller shall promptly repurchase from the Purchaser any Receivable, for the Repurchase Amount in cash, with respect to which either of the following events (“Repurchase Events”) shall have occurred: (i) any representation or warranty of the Seller contained in Section 3.2(b) shall have been breached with respect to such Receivable as of the Effective Time , (ii) a Receivable is an Ineligible Receivable and is subject to repurchase pursuant to Section 5.5 (A) or (B) of the Loan and Security Agreement or (iii) if the Insolvency Event related to a Post-Petition Receivable has not been discharged by the bankruptcy court or other similar court presiding over such Insolvency Event within 180 days of the conveyance of the related Receivable by the Seller to the Purchaser pursuant to Section 2.1(a), the Seller shall repurchase such Receivable as of the last day of such next Collection Period in the manner specified in this Section 6.2. This repurchase obligation of the Seller shall constitute the sole remedy of the Purchaser and the Administrative Agent under the Loan and Security Agreement against the Seller with respect to any Repurchase Event. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

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Section 6.3 Termination.

The obligations of the Seller to sell Receivables to the Purchaser, and of the Purchaser to purchase Receivables from the Seller, pursuant to this Agreement shall terminate at such time as all amounts due and payable by the Purchaser under the Loan and Security Agreement are paid in full; provided, however, that (i) the representations and warranties of Seller pursuant to Section 3.2(b) of this Agreement, insofar as they relate to Receivables sold to the Purchaser pursuant to this Agreement prior to such termination, shall survive such termination; (ii) with respect to such Receivables, the obligations of Seller set forth in Sections 5.1, 5.2, 5.3 and 5.6 pertaining to the protection of such Receivables, and to the obligation of Seller set forth in Section 5.4 pertaining to indemnification under certain circumstances, shall survive such termination; and (iii) with respect to such Receivables, the repurchase obligations of Seller pursuant to Section 6.2 shall survive such termination.

Section 6.4 Amendment.

This Agreement may be amended from time to time by a written instrument duly executed and delivered by the Seller and the Purchaser; provided, however, that no such amendment shall be effective without the prior written consent of the Administrative Agent.

Section 6.5 Collateral Assignment.

Notwithstanding anything to the contrary contained herein, the Seller (i) acknowledges and consents that the Purchaser has assigned its rights and title to its interest herein as collateral pursuant to the Loan and Security Agreement for the benefit of the Secured Parties, and (ii) agrees to attorn to the Administrative Agent in the event of its succession to the rights and interest of the Purchaser hereunder by reason of foreclosure or otherwise.

Section 6.6 [Reserved].

Section 6.7 Waivers.

No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.

Section 6.8 Notices.

All communications and notices directed to either party pursuant to this Agreement shall be in writing addressed or delivered to it at its address shown in the preamble or at such other address as may be designated by it by notice to other party and, if mailed or transmitted by facsimile transmission, shall be deemed given when mailed or transmitted.

Section 6.9 Costs and Expenses.

The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

Section 6.10 Headings and Cross References.

The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

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Section 6.11 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws provisions (other than §§ 5-1401 and 5-1402 of the New York General Obligations Law)). Each of the parties hereto hereby agrees to the jurisdiction of the courts of the State of New York, located in the borough of Manhattan and the federal courts located within the State of New York in the borough of Manhattan. Each of the parties hereto hereby waives any objection based on forum non conveniens and any objection to venue of any action instituted hereunder in any of the aforementioned courts and consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

Section 6.12 Counterparts.

This Agreement may be executed in two (2) or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constit.ute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 6.13 No Proceedings.

For so long as this Agreement is in effect, the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Purchaser.

Section 6.14 Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a)            any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

(b)            none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;

(c)            in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and

(d)            the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.]

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	CONSUMER PORTFOLIO SERVICES,INC.

By: /s/ Danny Bharwani
Name: Danny Bharwani
Title: EVP

	Address:	3800 Howard Hughes Pkwy
Suite 1400
Las Vegas, Nevada
	Attention:	Corporate Secretary
	Telephone	(888) 785-6691
	Facsimile:	(949) 753-6897

THE PURCHASER:	PAGE ELEVEN FUNDING LLC

By: /s/ Danny Bharwani
Name: Danny Bharwani
Title: VP

	Address:	3800 Howard Hughes Pkwy
Suite 1400
Las Vegas, Nevada
	Attention:	Corporate Secretary
	Telephone	(888) 785-6691
	Facsimile:	(949) 753-6897

[CPS / Capital One: Purchase Agreement]

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EXHIBIT A

FORM OF ASSIGNMENT

This ASSIGNMENT (the “Assignment”) dated as of October 17, 2025 executed between Page Eleven Funding LLC, as Purchaser (the “Purchaser”), and Consumer Portfolio Services, Inc., as Seller (the “Seller”). ____

W I T N E S S E T H

WHEREAS, Purchaser and Seller, among others, are parties to the Purchase Agreement dated as of October 17, 2025 (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, the Seller wishes to convey Receivables and related Collateral (as each such term is defined in the Purchase Agreement) to the Purchaser hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser, intending to be legally bound, hereby agree as follows:

1.            Definitions. All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” shall mean, with respect to the Receivables and the related Collateral being conveyed hereby, the date specified in the addendum to the Schedule of Receivables attached as Schedule A hereto.

2.            Conveyance of Receivables. Subject to the conditions specified in Section 2.1 of the Purchase Agreement and subject to the mutually agreed upon terms contained in the Purchase Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein, in the Purchase Agreement and the other Transaction Documents) all right, title and interest of the Seller in and to the following:

(i)               the Receivables listed in Schedule A attached hereto (including, without limitation, (A) all Scheduled Payments and other amounts received with respect to the Contracts from the opening of business on the day after the Cut-Off Date and (B) the right to service such Contracts);

(ii)              all monies received under the Receivables on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables on and after the related Cutoff Date;

(iii)             the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Certificates of Title with respect to such Financed Vehicles;

(iv)             all security deposits and other collateral provided by an Obligor as collateral security for its obligation under the related Contract;

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(v)              any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

(vi)           all proceeds from recourse against Dealers with respect to the Receivables and all other rights (but none of the obligations) of the Seller arising out of or with respect to the Receivables under any agreements with Dealers;

(vii)            refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

(viii)           all instruments, chattel paper, Certificates of Title and other documents contained in the Custodian Files and Servicing Files relating to the Contracts, together with the Custodian File related to each Receivable and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables for Obligors of the Financed Vehicles;

(ix)             the Data File and the Image File;

(x)               all amounts and property from time to time held in or credited to the Collection Account or Lockbox Account;

(xi)             all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller or the Purchaser pursuant to a liquidation of such Receivable;

(xii)            the proceeds from any Servicer's errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Receivable, Financed Vehicle or other Collateral; and

(xiii)           the right to recover any Cram Down Losses;

(xiv)           all Service Contracts; and

(xv)            all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

3.          Restatement of Representations and Warranties of the Seller. The Seller hereby restates the representations and warranties set forth in Section 3.2(b) (with respect to the Receivables specified in the attached addendum to the Schedule of Receivables attached as Schedule A hereto) and Section 3.12(a) of the Purchase Agreement with full force and effect as if the same were fully set forth herein. The Seller hereby certifies that all conditions precedent set forth in Section 4.2(b) of the Purchase Agreement have been satisfied.

4.            Restatement of Representations and Warranties of the Purchaser. The Purchaser hereby restates the representations and warranties set forth in Section 3.1 of the Purchase Agreement with full force and effect as if the same were fully set forth herein. The Purchaser hereby certifies that all conditions precedent set forth in Section 4.1 of the Purchase Agreement have been satisfied.

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5.            Transfer and Assignment Sale of Receivables. The Seller hereby certifies that the Receivables and Collateral sold to the Purchaser hereunder are free and clear of all Liens and that the beneficial interest in and title to the Receivables and Collateral shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the transfer and assignment of the Receivables and Collateral hereunder shall constitute a security interest in the property referred to in Section 2 above which security interest has been assigned to the Administrative Agent, acting on behalf of the Secured Parties, and this Assignment shall constitute a security agreement under applicable law.

6.            Further Encumbrance of Receivables and Collateral.

(a)              Immediately upon the conveyance to the Purchaser by the Seller of the Receivables and any item of related Collateral pursuant to Section 2 above, all right, title and interest of the Seller in and to such Receivables and Collateral shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b)              Immediately upon the vesting of the Receivables and Collateral in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Receivables and the related Collateral.

7.            Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Instrument.

8.            Governing Law. THIS ASSIGNMENT (OTHER THAN SECTION 2) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2 OF THIS ASSIGNMENT SHALL BE

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTIONS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

THE SELLER:	CONSUMER PORTFOLIO SERVICES,INC.

By:
Name:
Title:

THE PURCHASER:	PAGE ELEVEN FUNDING LLC

By:
Name:
:	Title:

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SCHEDULE A

SCHEDULE OF RECEIVABLES

[provided separately]

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